Exhibit 99.1

nLIGHT, Inc. Announces Fourth Quarter and Full Year 2021 Results
Revenues of $270.1 million and gross margin of 28.6% for the full year 2021
Revenues of $67.5 million and gross margin of 26.6% for the fourth quarter of 2021

CAMAS, Wash., February 17, 2022 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the fourth quarter and full year 2021.
“nLIGHT delivered 21% year-over-year revenue growth in 2021, which was driven by a 41% year-over-year increase in sales to customers outside of China and growth in each of our end markets.” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “While our geographic focus has shifted, our strategy remains focused on leveraging our vertically integrated business model to enable key growth markets.”

“In the fourth quarter of 2021, approximately 89% of our revenue was from customers outside of China, which grew 27% year-over-year. Total revenue for the fourth quarter of 2021 increased 3% year-over-year to $67.5 million, despite a 60% decrease in revenue from customers in China. Gross margin and Adjusted EBITDA were within the guidance range we provided in November. We continue to believe we are well-positioned to grow faster than the overall industry in the long-term.”

Full Year 2021 Financial Highlights

	Year Ended December 31,
(In thousands, except percentages)	2021	2020	% Change
Revenues	$270,146	$222,789	21.3%
Gross margin	28.6%	26.6%
Loss from operations	$(30,217)	$(21,048)	(43.6)%
Operating margin	(11.2)%	(9.4)%
Net loss	$(29,669)	$(20,932)	(41.7)%
Adjusted EBITDA(1)	$22,562	$18,151	24.3%
Adjusted EBITDA, as a percentage of revenues	8.4%	8.1%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $270.1 million for the full year 2021 were up 21.3% compared to $222.8 million for the full year 2020. Gross margin was 28.6% for the full year 2021 compared to 26.6% for the full year 2020. GAAP net loss for the full year 2021 was $(29.7) million, or net loss of $(0.70) per diluted share, compared to net loss of $(20.9) million, or net loss of $(0.55) per diluted share, for the full year 2020. Non-GAAP net income for the full year 2021 was $10.7 million, or non-GAAP net income of $0.23 per diluted share, compared to non-GAAP net income of $7.3 million, or non-GAAP net income of $0.17 per diluted share, for the full year 2020. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metrics have been provided in the tables included at the end of this release.

Fourth Quarter 2021 Financial Highlights

	Three Months Ended December 31,
(In thousands, except percentages)	2021	2020	% Change
Revenues	$67,453	$65,704	2.7%
Gross margin	26.6%	29.9%
Loss from operations	$(8,665)	$(4,286)	(102.2)%
Operating margin	(12.8)%	(6.5)%
Net loss	$(8,750)	$(4,517)	(93.7)%
Adjusted EBITDA(1)	$3,071	$8,447	(63.6)%
Adjusted EBITDA, as a percentage of revenues	4.6%	12.9%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $67.5 million for the fourth quarter of 2021 were up 2.7% compared to $65.7 million for the fourth quarter of 2020. Gross margin was 26.6% for the fourth quarter of 2021 compared to 29.9% for the fourth quarter of 2020. GAAP net loss for the fourth quarter of 2021 was $(8.8) million, or net loss of $(0.20) per diluted share, compared to net loss of $(4.5) million, or net loss of $(0.12) per diluted share, for the fourth quarter of 2020. Non-GAAP net loss for the fourth quarter of 2021 was $(0.2) million, or non-GAAP net loss of $(0.01) per diluted share, compared to non-GAAP net income of $5.2 million, or non-GAAP net income of $0.12 per diluted share, for the fourth quarter of 2020. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metrics have been provided in the tables included at the end of this release.

Outlook
For the first quarter of 2022, nLIGHT expects revenues to be in the range of $61 million to $67 million, gross margin to be in the range of 21% to 25%, and Adjusted EBITDA to be approximately break-even.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, February 17, 2022

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Fourth Quarter 2021 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, our business strategy and ability to grow our business, and our expectations regarding customer demand for our products, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1)our ability to compete successfully in the markets for our products, (2) changes in the markets we serve or in the global economy, (3) our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products, (4) rapid technological change in the markets that we participate in and our ability to develop and maintain products that can achieve market acceptance, (5) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (6) our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels, (7) disruptions including pandemics, such as COVID-19, and their effect on our business, financial condition, or results of operations, (8) our manufacturing capacity and operations and their suitability for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues, (10) our ability to manage risks associated with international customers and operations, (11) the effect of current and potential tariffs and global trade policies on the cost of our products, (12) our ability to protect our proprietary technology and intellectual property rights, and (13) fluctuations in our quarterly results of operations and other operating measures. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,300 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
VP, Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Products	$50,906	$51,690	$206,195	$184,841
Development	16,547	14,014	63,951	37,948
Total revenue	67,453	65,704	270,146	222,789
Cost of revenue:
Products	34,039	33,113	132,867	128,255
Development	15,472	12,944	59,972	35,170
Total cost of revenue(1)	49,511	46,057	192,839	163,425
Gross profit	17,942	19,647	77,307	59,364
Operating expenses:
Research and development(1)	13,984	12,028	54,814	41,164
Sales, general, and administrative(1)	12,623	11,905	52,710	39,248
Total operating expenses	26,607	23,933	107,524	80,412
Loss from operations	(8,665)	(4,286)	(30,217)	(21,048)
Other income (expense):
Interest income (expense), net	(37)	(44)	(163)	78
Other income, net	90	315	336	378
Loss before income taxes	(8,612)	(4,015)	(30,044)	(20,592)
Income tax expense (benefit)	138	502	(375)	340
Net loss	$(8,750)	$(4,517)	$(29,669)	$(20,932)
Net loss per share, basic	$(0.20)	$(0.12)	$(0.70)	$(0.55)
Net loss per share, diluted	$(0.20)	$(0.12)	$(0.70)	$(0.55)
Shares used in per share calculations:
Basic	43,277	38,877	42,142	38,367
Diluted	43,277	38,877	42,142	38,367

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenues	$725	$432	$2,505	$1,621
Research and development	3,025	3,101	13,433	9,703
Sales, general, and administrative	4,238	5,448	21,782	14,140
	$7,988	$8,981	$37,720	$25,464

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$146,534	$102,282
Accounts receivable, net	41,574	31,820
Inventory	73,746	54,706
Prepaid expenses and other current assets	15,350	11,767
Total current assets	277,204	200,575
Restricted cash	250	291
Lease right-of-use assets	17,048	12,302
Property, plant and equipment, net	56,101	44,480
Intangible assets, net	6,698	8,345
Goodwill	12,420	12,484
Other assets, net	3,897	5,167
Total assets	$373,618	$283,644

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,347	$21,057
Accrued liabilities	14,730	15,321
Deferred revenue	1,629	2,528
Current portion of lease liabilities	3,066	2,273
Current portion of long-term debt	—	184
Total current liabilities	45,772	41,363
Non-current income taxes payable	7,149	7,556
Long-term lease liabilities	14,612	10,375
Long-term debt	—	215
Other long-term liabilities	3,952	4,221
Total liabilities	71,485	63,730
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	470,760	358,544
Accumulated other comprehensive loss	(587)	(259)
Accumulated deficit	(168,055)	(138,386)
Total stockholders’ equity	302,133	219,914
Total liabilities and stockholders’ equity	$373,618	$283,644

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(29,669)	$(20,932)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	9,179	7,710
Amortization	5,880	5,975
Reduction in carrying amount of right-of-use assets	3,253	2,916
Provision for (recoveries of) losses on accounts receivable	(70)	88
Stock-based compensation	37,720	25,464
Deferred income taxes	37	(11)
Loss on disposal of assets	16	—
Changes in operating assets and liabilities:
Accounts receivable, net	(9,509)	(4,009)
Inventory	(18,994)	(6,937)
Prepaid expenses and other current assets	(3,630)	(3,442)
Other assets, net	(570)	(3,463)
Accounts payable	3,463	7,306
Accrued and other long-term liabilities	(199)	2,269
Deferred revenues	(909)	1,800
Lease liabilities	(2,934)	(2,820)
Non-current income taxes payable	(507)	1,127
Net cash provided by (used in) operating activities	(7,443)	13,041
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(291)	(190)
Purchases of property, plant and equipment	(19,317)	(23,416)
Acquisition of intangible assets and capitalization of patents	(2,245)	(933)
Net cash used in investing activities	(21,853)	(24,539)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	82,354	—
Proceeds from term loan	—	15,000
Principal payments on term loan, debt and financing leases	(428)	(15,115)
Payment of contingent consideration related to acquisition	(326)	—
Proceeds from employee stock plan purchases	1,603	1,393
Proceeds from stock option exercises	1,145	1,375
Tax payments related to stock award issuances	(10,606)	(6,420)
Net cash provided by (used in) financing activities	73,742	(3,767)
Effect of exchange rate changes on cash	(235)	545
Net increase (decrease) in cash, cash equivalents and restricted cash	44,211	(14,720)
Cash, cash equivalents and restricted cash, beginning of period	102,573	117,293
Cash, cash equivalents and restricted cash, end of period	$146,784	$102,573
Supplemental disclosures:
Cash paid (received) for interest, net	$117	$(311)
Cash paid for income taxes	526	647
Operating cash outflows from operating leases	3,513	2,919
Right-of-use assets obtained in exchange for lease liabilities	8,012	15,127
Accrued purchases of property, equipment and patents	2,522	788

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(8,750)	$(4,517)	$(29,669)	$(20,932)
Income tax expense (benefit)	138	502	(375)	340
Other income, net	(90)	(315)	(336)	(378)
Interest (income) expense, net	37	44	163	(78)
Depreciation and amortization	3,748	3,752	15,059	13,685
Stock-based compensation	7,988	8,981	37,720	25,464
Acquisition and integration-related costs	—	—	—	50
Adjusted EBITDA	$3,071	$8,447	$22,562	$18,151

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(8,750)	$(4,517)	$(29,669)	$(20,932)
Add back:
Stock-based compensation(1)	7,988	8,981	37,720	25,464
Amortization of purchased intangibles (1)	518	716	2,671	2,724
Acquisition and integration-related costs (1)	—	—	—	50
Non-GAAP net income (loss)	(244)	5,180	10,722	7,306

GAAP weighted-average shares outstanding	43,277	38,877	42,142	38,367
Participating securities	—	653	699	544
Non-GAAP weighted-average number of shares, basic	43,277	39,530	42,841	38,911
Dilutive effect of common stock equivalents	—	4,654	4,341	4,228
Non-GAAP weighted-average number of shares, diluted	43,277	44,184	47,182	43,139

Non-GAAP net income (loss) per share, basic	$(0.01)	$0.13	$0.25	$0.19
Non-GAAP net income (loss) per share, diluted	$(0.01)	$0.12	$0.23	$0.17
(1) There is no income tax effect related to the stock-based compensation, amortization of purchased intangibles, and acquisition and integration-related cost adjustments due to the full valuation allowance in the U.S.